Exhibit 10.22

EXECUTION COPY

MANAGEMENT STOCKHOLDERS AGREEMENT

BY AND AMONG

ENCORE MEDICAL CORPORATION

AND

THE OTHER PARTIES NAMED HEREIN

Dated as of November 3, 2006

Annex I

26.	Additional Management Stockholders.	33

Annex I	Form of Consent of Spouse
Annex II	Form of Acknowledgment and Agreement

MANAGEMENT STOCKHOLDERS AGREEMENT

This MANAGEMENT STOCKHOLDERS AGREEMENT (this “Agreement”) is dated as of November 3, 2006, by and among Encore Medical Corporation, a Delaware corporation (the “Company”), Blackstone Capital Partners V L.P., a Cayman Islands limited partnership (“BCP V”), Blackstone Family Investment Partnership V L.P., a Cayman Islands limited partnership (“BFIP V”), Blackstone Family Investment Partnership V-A L.P., a Cayman Islands limited partnership (“BFIP V-A”), Blackstone Participation Partnership V L.P., a Cayman Islands limited partnership (“BPP V” and, together with BCP V, BFIPV, BFIP V-A and any of Blackstone L.P. or its Affiliates that may from time to time hold Sponsor Interests (as hereinafter defined), collectively, the “Sponsors” and each, a “Sponsor”), Grand Slam Holdings, LLC, a Delaware limited liability company (“Holdco” and, together with any of Blackstone L.P. or its Affiliates that may from time to time directly hold shares of Common Stock, the “Blackstone Encore Stockholders”), and the parties identified on the signature pages hereto as Management Stockholders and the Permitted Transferees of such parties (and their respective Permitted Transferees) identified on the signature pages to the supplementary agreements or documents referred to in Sections 16 and 26 hereof (the “Management Stockholders” and, together with the Company, the Sponsors and Holdco, the “Parties”).

RECITALS:

WHEREAS, pursuant to the Company’s 2006 Stock Incentive Plan (as the same may be amended, supplemented or modified from time to time, including any successor or similar stock incentive plan, the “Plan”), the Company may from time to time grant Awards (as defined in the Plan) to the Management Stockholders; and

WHEREAS, the Parties wish to enter into certain agreements with respect to the holdings by the Sponsor and the Management Stockholders and their respective Permitted Transferees of Common Stock and Common Stock Equivalents each as hereinafter defined.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained in this Agreement, the receipt and sufficiency of which are hereby acknowledged, the Parties further acknowledge and agree to the following:

1.                                       Definitions of Words and Phrases.  As used in this Agreement:

“Affiliate” or “Affiliates” means, with respect to any Person, any other Person that, directly or indirectly, controls, is controlled by, or is under common control with such first Person or any other Person that holds directly or indirectly more than a fifty percent (50%) economic interest in such first person. For the purpose of this definition, “control” will mean, as to any Person, the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or membership on the board of managers or directors, by contract (including, without limitation, a limited partnership agreement or general partnership agreement) or otherwise.  Any trust or nominee directly or indirectly holding securities principally for the benefit of employees of a Party hereto or its Affiliates shall be deemed to be an Affiliate of such Party hereto.  The term “Affiliate” shall, in any event, include BCP V, BFIP V, BFIP V-A and BPP V and any other Sponsors when used with respect to Blackstone.

“Agreement” has the meaning set forth in the Preamble.

“Appraiser” means an independent, nationally recognized investment banking or valuation firm experienced in valuing private companies similar to the Company, selected by the

Board of Directors and reasonably acceptable to an applicable Call Option Management Stockholder (taking into account the fees and expenses of such Appraiser).

“BCP V” has the meaning set forth in the Preamble.

“BFIP V” has the meaning set forth in the Preamble.

“BFIP V-A” has the meaning set forth in the Preamble.

“Blackstone” means the Blackstone Group L.P. or any of its Affiliates (other than the Company).

“Blackstone Encore Stockholders” has the meaning set forth in the Preamble.

“Blackstone Shares” means those 867,794 shares of Common Stock held by Holdco on the date hereof (but subject to subsequent adjustment for any stock dividend, stock split, reverse stock split or other similar event).

“Board of Directors” means the board of directors of the Company.

“BPP V” has the meaning set forth in the Preamble.

“Business Day” means a day other than a Saturday, Sunday, federal or New York State holiday or other day on which commercial banks in New York City are authorized or required by law to close.

“Callable Shares” has the meaning set forth in Section 7(a) hereof.

“Call Event” has the meaning set forth in Section 7(a) hereof.

“Call Option” has the meaning set forth in Section 7(a) hereof.

“Call Option Management Stockholder” has the meaning set forth in Section 7(a) hereof.

“Call Option Notice” has the meaning set forth in Section 7(a) hereof.

“Call Right Sale” means any sale of Shares by Management Stockholders to a Call Right Selling Sponsor as provided for in Section 3(b) hereof.

“Call Right Sale Notice” has the meaning set forth in Section 3(b) hereof.

“Call Right Sale Notice Date” has the meaning set forth in Section 3(b) hereof.

“Call Right Selling Sponsor” has the meaning set forth in Section 3(b) hereof.

“Cause” means, with respect to any Management Stockholder, the termination by the Company of such Management Stockholder’s employment with the Company for “cause”, as defined in the employment agreement (“Employment Agreement”) between the Company and such Management Stockholder, or, if there is no employment agreement, the termination by the Company of such Management Stockholder’s employment as a result of:  (i) the commission by the Management Stockholder of an act of gross negligence, willful misconduct, fraud, embezzlement, misappropriation or breach of fiduciary duty against the Company or any of its Affiliates, or the conviction of the Management Stockholder by a court of competent jurisdiction of, or a plea of guilty or nolo contendere to, any felony or any crime involving moral turpitude or any crime which reasonably could negatively affect the reputation of the Company, or the Management Stockholder’s ability to perform the duties required of his employment; (ii) the commission by the Management Stockholder of a material breach of any of the covenants in this Agreement, which breach has not been remedied within thirty (30) days of the delivery to the Management Stockholder by the Board of Directors of written notice of the facts constituting the breach; or (iii) the habitual and willful neglect by the Management Stockholder of his or her obligations and duties as an employee of the Company or any of its Subsidiary.

“Change in Control” means (i) the sale or disposition, in one or a series of related transactions, of all or substantially all of the assets of the Company to any Person or Group other than Blackstone or (ii) if any Person or Group, other than Blackstone, is or becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than fifty percent (50%) of the total voting power of the voting stock of the Company or a successor to the Company, including by way of merger, consolidation or otherwise (other than an offering of stock to the general public through a registration statement filed with the Commission or pursuant to which Blackstone retains, directly or indirectly, more than fifty percent (50%) of the total voting power of the voting stock of the Company) or (iii) the approval by the stockholders of the Company of a plan of complete liquidation of the Company.

“Commission” means the U.S. Securities and Exchange Commission.

“Common Stock” means the Common Stock, par value $0.01 per share, of the Company.

“Common Stock Equivalent” means any stock, warrants, rights, calls, options or other securities exchangeable or exercisable for, or convertible into, Common Stock, including, but not limited to, the Rollover Options and any options or other securities issued under the Plan that are exchangeable or exercisable for, or convertible into, Common Stock.

“Company” has the meaning set forth in the Preamble.

“Confidential Information” has the meaning set forth in Section 10 hereof.

“Determination Date” has the meaning set forth in Section 2(c) hereof.

“Disability” means, with respect to any Management Stockholder, “Disability” as defined in such Management Stockholder’s Employment Agreement or, if not defined therein or if there is no such agreement, “Disability” means that such Management Stockholder shall be unable to perform his or her duties and responsibilities in connection with the conduct of the business and affairs of the Company (or its Subsidiary, if its Subsidiary employs the Management Stockholder) and such inability lasts for (i) a period of at least one hundred eighty (180) consecutive days, or (ii) periods aggregating at least two hundred forty (240) days during any twelve-month period, by reason of such Management Stockholder’s physical or mental disability, whether by reason of injury, illness or similar cause.

“Drag-Along Notice Date” has the meaning set forth in Section 3(a) hereof.

“Drag-Along Sale” means any sale of Common Stock by the Blackstone Encore Stockholders as provided for in Section 3(a) hereof.

“Drag-Along Sale Notice” has the meaning set forth in Section 3(a) hereof.

“Drag-Along Selling Blackstone Encore Stockholder” has the meaning set forth in Section 3(a) hereof.

“Employment Agreement” shall have the meaning set forth in the definition of the term “Cause”.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, or any successor statute thereto.

“Exercise Date” has the meaning set forth in Section 7(a) hereof.

“Fair Market Value” means (i) if there is a public market for the Common Stock on such date, the average of the high and low closing bid prices of the Common Stock of the Company on such stock exchange on which the shares are principally trading on the date in question, or, if there were no sales on such date, on the closest preceding date on which there were sales of shares, or (ii) if there is no public market for the Common Stock on such date, the fair market value of the Common Stock as determined in good faith by the Board of Directors, assuming the Company is valued on a going-concern basis as though it were a publicly traded company with reasonable liquidity and without a controlling shareholder; provided, however, that if a Management Stockholder or Permitted Transferee, as applicable, disagrees with the Board of Directors’ determination of Fair Market Value, the Board of Directors shall retain an Appraiser to determine the Fair Market Value, acting reasonably and in good faith in accordance with the previous sentence, at the Company’s expense; provided, further, however, that if the Appraiser determines that Fair Market Value is less than 105% of the amount determined by the Board of Directors, then the challenging Management Stockholder or Permitted Transferee, as applicable, shall pay the fees and expenses of such Appraiser.  The determination of Fair Market Value by the Appraiser shall be binding and conclusive on the Company and such Management Stockholder or Permitted Transferee, as applicable.

“Good Reason” means, with respect to any Management Stockholder, “Good Reason” as defined in such Management Stockholder’s Employment Agreement or, if not defined therein or if there is no such agreement, “Good Reason” means, without a Management Stockholder’s consent, (i) a material reduction in the Management Stockholder’s compensation below the amount of compensation in effect on the date of this Agreement, or (ii) a material reduction in the Management Stockholder’s duties or authority, in each case which is not cured within thirty (30) days following the Company’s or its Subsidiary’s, as applicable, receipt of written notice from such Management Stockholder describing the event constituting Good Reason.

“Good Termination” means the termination of a Management Stockholder’s employment with the Company or a Subsidiary of the Company, as the case may be (i) by the Company (or Subsidiary) without Cause, (ii) by the Management Stockholder for Good Reason or (iii) due to death or Disability.

“Group” means any syndicate or group that would be considered a “person” for purposes of Section 13(d) of the Exchange Act.

“Holdco” has the meaning set forth in the Preamble.

“Initial Public Offering” means the closing of the first sale of common equity or equivalent securities of the Company to the public pursuant to an effective registration statement (other than a registration statement on Form S-4 or S-8 or any similar or successor form) filed under the Securities Act after the date hereof.

“IPO Effectiveness Date” means the date upon which the Company closes its Initial Public Offering.

“Lapse Date” has the meaning set forth in Section 2(a) hereof.

“Management Stockholder” has the meaning set forth in the Preamble.

“Management Stockholder’s Estate” means, with respect to any Management Stockholder, the conservators, guardians, executors, administrators, testamentary trustees, legatees, or beneficiaries of such Management Stockholder’s estate.

“Management Stockholder’s Family Members” means, with respect to any Management Stockholder, the spouse (or ex-spouse) or lineal descendants (including adopted children) of such Management Stockholder.

“Management Stockholder’s Trust” means, with respect to any Management Stockholder, a limited partnership, limited liability company, trust or custodianship, the beneficiaries of which may include only such Management Stockholder, his or her spouse (or ex-spouse) or his or her lineal descendants (including lineal descendants that have even adopted) or, if at any time after any transfer of Shares to such Management Stockholder’s Trust there shall be no then-living spouse or lineal descendants, such beneficiaries may include the estate of a deceased beneficiary.

“Merger” means the transactions contemplated by the Agreement and Plan of Merger Agreement, dated as of June 30, 2006, among Holdco, Grand Slam Acquisition Corp. and the Company.

“Outside Offer” has the meaning set forth in Section 6(a) hereof.

“Parties” has the meaning set forth in the Preamble.

“Permitted Transferee” means, with respect to a Management Stockholder, any Management Stockholder’s Estate, Management Stockholder’s Family Members or the Management Stockholder’s Trust of such Management Stockholder or any other transferee that acquires Shares in accordance with, and as permitted by, the terms of this Agreement, and, with respect to Blackstone, any transferee that acquires shares of Common Stock or Sponsor Interests in accordance with the terms of this Agreement; provided, in any such event, that such transferee becomes a Party to, and is bound to the same extent as its transferor by the terms of, this Agreement (except as otherwise expressly provided in this Agreement).

“Person” means any individual, corporation, limited liability company, partnership, trust, joint stock company, business trust, unincorporated association, joint venture, governmental authority or other legal entity of any nature whatsoever.

“Piggyback Pro-Rata Portion” has the meaning set forth in Section 8(a) hereof.

“Piggyback Right” has the meaning set forth in Section 8(a) hereof.

“Plan” has the meaning set forth in the Recitals hereto.

“Prospective Purchaser” has the meaning set forth in Section 6(a) hereof.

“Public Company Merger” means any merger of the Company with or into any other entity, the result of which shares of Common Stock, or equity securities of the surviving company received by the stockholders in exchange for Common Stock pursuant to such merger, are listed on the New York Stock Exchange or the Nasdaq Global Market or other internationally recognized stock exchange or listing system.

“Public Offering” means a sale of shares of Common Stock to the public in a firm commitment or best efforts underwritten public offering pursuant to an effective registration statement (other than a registration statement on Form S-4, S-8 or any successor to such forms) filed under the Securities Act.

“Put Right Allotment” has the meaning set forth in Section 5(a) hereof.

“Put Right Notice” has the meaning set forth in Section 5(c) hereof.

“Put Right Notice Date” has the meaning set forth in Section 5(b) hereof.

“Put Right Sale” has the meaning set forth in Section 5(a) hereof.

“Put Right Sale Date” has the meaning set forth in Section 5(b) hereof.

“Put Right Sale Notice” has the meaning set forth in Section 5(b) hereof.

“Put Right Selling Sponsor” has the meaning set forth in Section 5(a) hereof.

“Put Right Stockholder” or “Put Right Stockholders” has the meaning set forth in Section 5(a) hereof.

“Qualified Public Offering” means (i) the Initial Public Offering or (ii) any Public Company Merger, in either case, after which at least 20% of the Company’s outstanding Common Stock, or any Affiliate’s (which Affiliate is a holding company of the Company) outstanding common stock, or equity securities of the surviving company received by the stockholders in exchange for Common Stock pursuant to such Public Company Merger, are listed on the New York Stock Exchange or the Nasdaq Global Market or other internationally recognized stock exchange or listing system.

“Register”, “registered” and “registration” refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Securities Act, and the automatic effectiveness or the declaration or ordering of effectiveness by the Commission of such registration statement or document.

“Registrable Shares” means the Shares, provided that such Shares shall cease to be Registrable Shares if and when (i) a registration statement with respect to the disposition of such Shares shall have become effective under the Securities Act and such Shares shall have been disposed of pursuant to such effective registration statement, (ii) such Shares shall have been sold under circumstances in which all applicable conditions of Rule 144 (or any similar provisions then in force) under the Securities Act are met, (iii) such Shares shall have been otherwise transferred, new certificates not bearing restrictive legends shall have been delivered by the Company in lieu thereof and further disposition thereof shall not require registration or qualification of them under the Securities Act or any state securities or blue sky laws, (iv) such Shares may be sold pursuant to Rule 144(k) under the Securities Act or (v) such Shares shall have ceased to be outstanding.

“Regulation S” has the meaning set forth in Section 9(b)(iv) hereof.

“Restricted Period” has the meaning set forth in Section 9(c)(vi) hereof.

“Rollover Option” means any option to purchase Common Stock held by a Management Stockholder immediately prior to the effective time of the Merger, which such option was not exercised prior to the effective time of the Merger.

“Same Effective Price” means the price per share of Common Stock calculated by dividing (i) the total consideration (whether in cash, debt or equity, except as such consideration may be adjusted pursuant to the terms of any agreement relating to the applicable sale) received by a Call Right Selling Sponsor or Put Right Selling Sponsor, as the case may be, for the Sponsor Interests to be transferred in connection with a Call Right Sale or a Put Right Sale, respectively, by (ii) the number of shares of Common Stock that is equal to (A) the percentage of aggregate Sponsor Interests in the applicable Blackstone Encore Stockholder represented by the Sponsor Interest in such Blackstone Encore Stockholder to be transferred in connection with such Call Right Sale or Put Right Sale, respectively, multiplied by (B) the number of shares of Common Stock held by such Blackstone Encore Stockholder immediately prior to the consummation of such Call Right Sale or Put Right Sale, as the case may be.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, or any successor statute thereto.

“Selling Stockholder” has the meaning set forth in Section 6(a) hereof.

“Shares” means, with respect to each Management Stockholder, any and all shares of Common Stock granted to such Management Stockholder pursuant to the Plan or issued to such Management Stockholder upon exercise of any Rollover Option or any option or other award granted pursuant to the Plan.

“Sponsor” has the meaning set forth in the Preamble.

“Sponsor Call Right Sale” means any sale of Sponsor Interests by a Sponsor as provided for in Section 3(b) hereof.

“Sponsor Interests” has the meaning set forth in Section 3(b) hereof.

“Subsidiary” means, with respect to any Person, any corporation, partnership, association or other business entity of which fifty percent (50%) or more of the total voting power of shares of capital stock or equity interests thereof entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof, is at the time owned or controlled, directly or indirectly, by any Person or one or more of the other Subsidiaries of such Person or a combination thereof.

“Tag-Along Allotment” has the meaning set forth in Section 4(a) hereof.

“Tag-Along Notice” has the meaning set forth in Section 4(c) hereof.

“Tag-Along Notice Date” has the meaning set forth in Section 4(b) hereof.

“Tag-Along Sale” has the meaning set forth in Section 4(a) hereof.

“Tag-Along Sale Date” has the meaning set forth in Section 4(b) hereof.

“Tag-Along Sale Notice” has the meaning set forth in Section 4(b) hereof.

“Tag-Along Selling Blackstone Encore Stockholder” has the meaning set forth in Section 4(a) hereof.

“Tag-Along Stockholder” or “Tag-Along Stockholders” has the meaning set forth in Section 4(a) hereof.

“Third Party” means any Person other than the Company, the Management Stockholders and their respective Affiliates.

“Transfer” or “transfer” means a transfer, sale, assignment, pledge, incurrence or assumption of any encumbrance, hypothecation or other disposition, whether directly or indirectly, and whether pursuant to the creation of a derivative security, the grant of an option or other right, the imposition of a restriction on disposition or voting by operation of law or otherwise.  When used as a verb, “transfer” shall have the correlative meaning. In addition, “transferred” and “transferee” shall have the correlative meanings.

“Transferor” has the meaning set forth in Annex I hereof.

2.                                       Limitations on Transfer.

(a)           Until the earliest to occur of (i) the date on which a Change in Control occurs, (ii) the date that is two years and one day after the expiration of any Company or underwriter “lock-up” period applicable to a Management Stockholder following an Initial Public Offering or Public Company Merger (provided that any “lock-up” period imposed by the Company shall not exceed one hundred eighty (180) days, for purposes of calculating the time period in this paragraph (a)) or (iii) subject to the prior expiration of any such Company or underwriter “lock-up” period, the date that is seven years from the date hereof (the period ending on the earlier of (i), (ii) or (iii), the “Lapse Date”), except as required by law, no Management Stockholder shall transfer any Shares (other than a transfer pursuant to Section 2 through Section 7 hereof, or any transfer to the Company or a Sponsor or its Affiliates) without the prior written consent of Blackstone L.P.

(i)            After the Lapse Date, any Management Stockholder may transfer all or a portion of his or her Shares in accordance with and subject to the provisions of this Agreement (including, without limitation, Section 2(d) hereof).

(ii)           Any attempt to transfer any Shares or any rights hereunder in violation of this Section 2 shall be null and void ab initio.  The Company shall not record on its stock transfer books or otherwise any transfer of Shares in violation of the terms and conditions set forth herein.

(b)           Permitted Transfers.  Notwithstanding anything to the contrary contained in this Agreement, but subject to Section 2(d) hereof, at any time, each Management Stockholder may transfer all or a portion of his or her Shares to any of his or her Permitted Transferees and such transfer shall not be subject to Section 6 hereof. A Permitted Transferee of Shares pursuant to this Section 2(b) may transfer its Shares pursuant to this Section 2(b) only to the transferor Management Stockholder or to a Person that is a Permitted Transferee of such transferor Management Stockholder.

(c)           Good Termination of Management Stockholders.  Notwithstanding anything to the contrary contained in this Agreement, but subject to Sections 2(d), Section 6 and Section 7 hereof, at any time, each Management Stockholder whose employment with the Company is terminated due to a Good Termination may transfer all or a portion of his or her Shares, and such Management Stockholder’s Permitted Transferees may transfer Shares they hold that were previously transferred by such Management Stockholder, beginning on the date that is three (3) months and one day following the date of such Good Termination (the “Determination Date”); provided, that, after the date of such Good Termination (the “Termination Date”), in no event shall any Management Stockholder or any of his or her Permitted Transferees transfer any of his, her or its Shares prior to the Determination Date; provided, further, that in no event shall any Management Stockholder or any of his or her Permitted Transferees transfer a number of his, her or its Shares in excess of (i) with respect to the three-month period beginning on the Determination Date, 33 1/3 % of the number of Shares owned by such Management Stockholder or Permitted Transferee, as applicable, on the Determination Date, (ii) for the three months following the period described in clause (i), the sum of (x) 33 1/3 % of the number of Shares owned by such Management Stockholder or Permitted Transferee, as applicable, on the Determination Date and (y) any Shares which were eligible for sale during the period described in clause (i) above, but were not transferred and (iii) for the three months following the period described in clause (ii), the sum of (x) 33 1/3 % of the number of Shares owned by such Management Stockholder or Permitted Transferee, as applicable, on the Determination Date and (y) any Shares which were eligible for sale during the periods described in clauses (i) and (ii) above, but were not transferred.

(d)           Transfers in Compliance with Law; Substitution of Transferee.  No transfer by any Management Stockholder may be made pursuant to this Agreement unless (i) the transferee has agreed in writing to be bound by the terms and conditions of this Agreement pursuant to an instrument substantially in the form attached hereto as Annex II (other than if (x) the transfer is conducted pursuant to and in accordance with Sections 3, 4, 5, 6 or 7 hereof or (y) the transfer is conducted following the IPO Effectiveness Date pursuant to and in accordance with Rule 144 under the Securities Act), (ii) the transfer complies in all respects with the applicable provisions of this Agreement, (iii) the transfer complies in all respects with applicable federal, state and foreign securities laws, including, without limitation, the Securities Act and (iv) the transfer complies with all applicable Company policies and restrictions (including any trading “window periods” or other policies regulating insider trading).  No transfer by any Management Stockholder may be made during the term of this Agreement (except pursuant to an effective registration statement under the Securities Act) unless and until such Management Stockholder has first delivered to the Company an opinion of counsel (reasonably acceptable as to counsel and as to an opinion, in form and substance, to the Company) that neither registration nor qualification under the Securities Act and applicable state securities laws is required in connection with such transfer.

3.                                       Drag-Along Rights; Sponsor Call Right.

(a)           If at any time a Blackstone Encore Stockholder or a Sponsor receives an offer from a Third Party to purchase Blackstone Shares then owned by a Blackstone Encore Stockholder and such offer is accepted by such Blackstone Encore Stockholder (in such capacity, the “Drag-Along Selling Blackstone Encore Stockholder”), then each Management Stockholder hereby agrees that, upon the request of the Drag-Along Selling Blackstone Encore Stockholder pursuant to a notice (the “Drag-Along Sale Notice”) provided by the Drag-Along Selling Blackstone Encore Stockholder at least ten (10) Business Days prior to the proposed consummation of such sale (the “Drag-Along Notice Date”), it shall sell a number of Shares owned by it to such Third Party in an amount (which amount shall be determined in the sole and absolute discretion of the Drag-Along Selling Blackstone Encore Stockholder) up to the product (rounded up to the nearest whole number) of (i) the quotient determined by dividing (A) the total number of Blackstone Shares that are proposed to be sold by the Drag-Along Selling Blackstone Encore Stockholder to the Third Party purchaser in the contemplated sale by (B) the Blackstone Shares and (ii) the total number of Shares owned, or issuable upon exercise of any vested Common Stock Equivalents that are exercisable (or would become vested and exercisable as a result of the underlying transaction), by such Management Stockholder as of the close of business on the day immediately prior to the Drag-Along Notice Date, at the same price per share of Common Stock and upon substantially the same terms and conditions of the offer so accepted by the Drag-Along Selling Blackstone Encore Stockholder, including representations, warranties, covenants, indemnities and agreements substantially similar to those to be made by the Drag-Along Selling Blackstone Encore Stockholder (except that, in the case of representations and warranties pertaining specifically to the Drag-Along Selling Blackstone Encore Stockholder, each Management Stockholder shall make comparable representations and warranties pertaining specifically to itself); provided, that all representations, warranties and indemnities shall be made by the Drag-Along Selling Blackstone Encore Stockholder and the Management Stockholders severally and not jointly; provided, further, that the maximum liability a Management Stockholder shall have with respect to breaches of such representations and warranties shall not exceed the value (at such time) of the aggregate proceeds received by such Management Stockholder in connection with the underlying transaction; provided, further that any such liability of the Management Stockholder shall be satisfied first by the return of any cash proceeds received by the Management Stockholder (including the cash proceeds from the sale of any securities or other non-cash consideration received by the Management Stockholder) and second by the return of any non-cash consideration (including securities) received by the Management Stockholder.  Upon the Drag-Along Blackstone Encore Stockholder providing the Drag-Along Sale Notice, in the event that a Management Stockholder does not hold a sufficient number of Shares to meet its obligations under this Section 3(a), then a sufficient number of Common Stock Equivalents (that are vested and exercisable at any time up to and including the date immediately prior to the underlying transaction or that become exercisable as a result of a Change in Control that is the subject of the Drag-Along Sale Notice) shall be exercised by such Management Stockholder to cover any such shortfall and the Shares issued upon such exercise shall be subject to the drag-along rights set forth in this Section 3(a).  Any such Common Stock Equivalents that are required to be exercised to cover such shortfall but are not so exercised pursuant to this Section 3(a) shall automatically be cancelled without any consideration paid therefor.  In the event that the Management Stockholder does not have a sufficient number of such Common Stock Equivalents to cover such shortfall, the Management Stockholder shall exercise all such Common Stock Equivalents then held by the Management Stockholder in full satisfaction of its obligations with respect to the underlying transaction.

(b)           If at any time a Sponsor receives an offer from a Third Party to purchase units of membership interest in Holdco or units of membership interest or any similar form of direct equity interest in a Blackstone Encore Stockholder then held by a Sponsor (such units of membership interest or equity interest, “Sponsor Interests”) and such offer is accepted by such Sponsor (in such capacity, the “Call Right Selling Sponsor”), then each Management Stockholder hereby agrees that, upon the request of the Call Right Selling Sponsor (in the Call Right Selling Sponsor’s sole discretion) pursuant to a notice (the “Call Right Sale Notice”) provided by the Call Right Selling Sponsor at least ten (10) Business Days prior to the proposed consummation of such sale (the “Call Right Sale Notice Date”), each Management Stockholder shall sell a number of Shares owned by it to the Call Right Selling Sponsor (or such Third Party purchaser) in an amount (which amount shall be determined in the sole and absolute discretion of the Call Right Selling Sponsor) up to the product (rounded up to the nearest whole number) of (i) the quotient determined by dividing (A) the number of shares of Common Stock that is equal to (I) the percentage of aggregate Sponsor Interests in the applicable Blackstone Encore Stockholder represented by the Sponsor Interest in such Blackstone Encore Stockholder to be transferred in connection with the proposed Sponsor Call Right Sale multiplied by (II) the number of Blackstone Shares held by such Blackstone Encore Stockholder immediately prior to such Sponsor Call Right Sale by (B) the Blackstone Shares and (ii) the total number of Shares owned, or issuable upon exercise of any vested Common Stock Equivalents that are exercisable (or would become vested and exercisable as a result of the underlying transaction), by such Management Stockholder as of the close of business on the day immediately prior to the Call Right Sale Notice Date, at a price per share equal to the Same Effective Price per share (immediately prior to the Call Right Sale Notice Date) and upon substantially the same terms and conditions of the offer so accepted by the Call Right Selling Sponsor, including representations, warranties, covenants, indemnities and agreements substantially similar to those to be made by the Call Right Selling Sponsor (except that, in the case of representations and warranties pertaining specifically to the Call Right Selling Sponsor, each Management Stockholder shall make comparable representations and warranties pertaining specifically to itself); provided, that all representations, warranties and indemnities shall be made by the Call Right Selling Sponsor and the Management Stockholders transferring Shares pursuant to this Section 3(b) severally and not jointly; provided, further, that the maximum liability a Management Stockholder shall have with respect to breaches of such representations and warranties shall not exceed the value (at such time) of the aggregate proceeds received by such Management Stockholder in connection with the underlying transaction; provided, further that any such liability of the Management Stockholder shall be satisfied first by the return of any cash proceeds received by the Management Stockholder (including the cash proceeds from the sale of any securities or other non-cash consideration received by the Management Stockholder) and second by the return of any non-cash consideration (including securities) received by the Management Stockholder.  Upon the Call Right Selling Sponsor providing the Call Right Sale Notice, in the event that a Management Stockholder does not hold a sufficient number of Shares to meet its obligations under this Section 3(b), then a sufficient number of Common Stock Equivalents (that are vested and exercisable at any time up to and including the date immediately prior to the underlying transaction or that become exercisable as a result of a Change in Control that is the subject of the Call Right Sale Notice) shall be exercised by such Management Stockholder to cover any such shortfall and the Shares issued upon such exercise shall be subject to the call rights set forth in this Section 3(b).  Any such Common Stock Equivalents that are required to be exercised to cover such shortfall pursuant to this Section 3(b) shall automatically be cancelled without any consideration paid therefor.  In the event that the Management Stockholder does not have a sufficient number of such Common Stock Equivalents to cover such shortfall, the Management Stockholder shall exercise all such Common Stock Equivalents then held by the Management Stockholder in full satisfaction of its obligations with respect to the underlying transaction.

(c)           The provisions of this Section 3 shall apply regardless of the form of consideration received in the Drag-Along Sale or the Sponsor Call Right Sale, as the case may be, provided for in Section 3(a) or (b) hereof, respectively; provided, that, in the event the consideration to be paid in exchange for shares of Common Stock in a proposed Drag-Along Sale or Sponsor Call Right Sale, as the case may be, includes any securities, and the receipt thereof by a Management Stockholder required to sell Shares pursuant to Section 3(a) or (b) hereof, respectively, would require (as determined by the Drag-Along Selling Blackstone Encore Stockholder or Call Right Selling Sponsor, respectively, upon the advice of its counsel) under applicable law (x) the registration or qualification of such securities or of any Person as a broker or dealer or agent with respect to such securities where such registration or qualification is not otherwise required by the receipt of such securities by the Drag-Along Selling Blackstone Encore Stockholder or Call Right Selling Sponsor, respectively, or (y) the provision to any such Management Stockholder of any specified information regarding such securities or the issuer thereof that is not otherwise required to be provided for in connection with the Drag-Along Sale or Sponsor Call Right Sale, respectively, then, in either case of (x) or (y), in lieu of receiving such securities (as may be required by the Drag-Along Selling Blackstone Encore Stockholder or Call Right Selling Sponsor, respectively, in its sole discretion), such Management Stockholder shall receive cash consideration equal to the fair market value of such securities.

(d)           The required Management Stockholders shall cooperate in good faith with the Drag-Along Selling Blackstone Encore Stockholder or the Call Right Selling Sponsor, as the case may be, in connection with the consummation of the transactions contemplated by Section 3(a) hereof and Section 3(b) hereof, respectively, and, in the event that a Blackstone Encore Stockholder or a Sponsor receives a bona fide offer from a Third Party to (i) effect a business combination of the Company with such Third Party (or an Affiliate thereof) or (ii) purchase all or substantially all of the assets of the Company (and/or its Subsidiaries), then, upon the demand of the Blackstone Encore Stockholders holding a majority in interest of all shares of Common Stock then outstanding, the Management Stockholders shall be required to vote all Shares they hold in favor of (and not otherwise dissent to or oppose) the business combination or sale of all or substantially all of the assets of the Company (and/or its Subsidiaries) as described in such offer, and otherwise to take all actions reasonably necessary or appropriate to facilitate the consummation of the proposed transaction.

(e)           Any Permitted Transferee of a Management Stockholder holding Shares shall be obligated under this Section 3 to the same extent as such Management Stockholder.

(f)            The rights set forth in this Section 3 shall terminate immediately prior to the closing of a Qualified Public Offering.

(g)           Notwithstanding anything to the contrary herein, the rights provided for in this Section 3 shall apply, if at all, only in the case of transfers of Common Stock or Sponsor Interests pursuant to a transaction contemplated by Section 3(a) hereof and Section 3(b) hereof, respectively, that are beneficially owned by Blackstone immediately prior to such transfer.

4.                                       Tag-Along Rights.

(a)           If at any time a Blackstone Encore Stockholder (a “Tag-Along Selling Blackstone Encore Stockholder”) proposes to enter into an agreement to sell or otherwise dispose of for value any Blackstone Shares, other than (i) a sale or disposition that would trigger piggy-back registration rights under Section 8 hereof, (ii) any transfer of Common Stock to the Company, Blackstone or an Affiliate of the Tag-Along Selling Blackstone Encore Stockholder or (iii) any transfer of Common Stock to one or more private equity funds to permit syndication, provided that Blackstone collectively remains the largest beneficial holder of Common Stock (such sale or other disposition for value being referred to as “Tag-Along Sale”), then the Tag-Along Selling Blackstone Encore Stockholder shall afford each of the Management Stockholders who holds Shares or vested Common Stock Equivalents (each, individually, a “Tag-Along Stockholder” and, collectively, the “Tag-Along Stockholders”) the opportunity to participate proportionately on substantially the same terms as the Tag-Along Selling Blackstone Encore Stockholder as set forth in the Tag-Along Notice (as defined in Section 4(c) hereof) in such Tag-Along Sale in accordance with this Section 4.  The maximum number of Shares that each Tag-Along Stockholder will be entitled to include in such Tag-Along Sale (such Tag-Along Stockholder’s “Tag-Along Allotment”) shall be equal to the product (rounded up to the nearest whole number) of (x) the number of Shares owned, or issuable upon exercise of any vested Common Stock Equivalents that are exercisable (or would become vested and exercisable as a result of the Tag-Along Sale), by such Tag-Along Stockholder as of the close of business on the day immediately prior to the Tag-Along Notice Date (as defined in Section 4(b) hereof) and (y) a fraction, the numerator of which is the number of Blackstone Shares proposed by the Tag-Along Selling Blackstone Encore Stockholder to be transferred pursuant to the Tag-Along Sale and the denominator of which is the Blackstone Shares.

(b)           The Tag-Along Selling Blackstone Encore Stockholder shall provide each Tag-Along Stockholder with written notice (the “Tag-Along Sale Notice”) not more than sixty (60) days nor less than thirty (30) days prior to the proposed date of the Tag-Along Sale (the “Tag-Along Sale Date”).  Each Tag-Along Sale Notice shall be accompanied by a copy of any written agreement relating to the Tag-Along Sale and shall set forth: (i) the name and address of each proposed transferee in the Tag-Along Sale; (ii) the number of Blackstone Shares that are proposed to be transferred by the Tag-Along Selling Blackstone Encore Stockholder pursuant to the Tag-Along Sale; (iii) the proposed amount and form of consideration to be paid for such shares and the terms and conditions of payment offered by each proposed transferee; (iv) the aggregate number of Blackstone Shares held of record by the Tag-Along Selling Blackstone Encore Stockholder as of the close of business on the day immediately prior to the date of the

Tag-Along Sale Notice (the “Tag-Along Notice Date”); (v) the Tag-Along Stockholder’s Tag-Along Allotment, assuming the Tag-Along Stockholder elected to sell the maximum number of Shares permissible; (vi) confirmation that the proposed transferee has been informed of the “Tag-Along Rights” provided for herein and has agreed to purchase Shares from any Tag-Along Stockholder in accordance with the terms hereof; and (vii) the proposed Tag-Along Sale Date. For the avoidance of doubt, a Tag-Along Stockholder shall participate in the Tag-Along Sale at the same price per share of Common Stock and upon the same terms and conditions of the offer so accepted by the Tag-Along Selling Blackstone Encore Stockholder, including representations, warranties, covenants, indemnities and agreements substantially similar to those to be made by the Tag-Along Selling Blackstone Encore Stockholder (except that, in the case of representations and warranties pertaining specifically to the Tag-Along Selling Blackstone Encore Stockholder, each Management Stockholder shall make comparable representations and warranties pertaining specifically to itself); provided, that all representations, warranties and indemnities shall be made by the Tag-Along Selling Blackstone Encore Stockholder and the Management Stockholders transferring Shares pursuant to this Section 4 severally and not jointly; provided, further, that the maximum liability a Management Stockholder shall have with respect to breaches of such representations and warranties shall not exceed the value (at such time) of the aggregate proceeds received by such Management Stockholder in connection with the underlying transaction; provided, further that any such liability of the Management Stockholder shall be satisfied first by the return of any cash proceeds received by the Management Stockholder (including the cash proceeds from the sale of any securities or other non-cash consideration received by the Management Stockholder) and second by the return of any non-cash consideration (including securities) received by the Management Stockholder.

(c)           Any Tag-Along Stockholder wishing to participate in the Tag-Along Sale shall provide written notice (the “Tag-Along Notice”) to the Tag-Along Selling Blackstone Encore Stockholder no less than fifteen (15) days prior to the proposed Tag-Along Sale Date.  The Tag-Along Notice shall set forth the number of Shares that such Tag-Along Stockholder elects to include in the Tag-Along Sale, which may be less than, but which shall not exceed, such Tag-Along Stockholder’s Tag-Along Allotment.  The Tag-Along Notice given by any Tag-Along Stockholder shall constitute such Tag-Along Stockholder’s binding agreement to sell the Shares specified in the Tag-Along Notice on the terms and conditions applicable to the Tag-Along Sale; provided, however, that in the event that there is any material change in the terms and conditions of such Tag-Along Sale applicable to the Tag-Along Stockholder (including, but not limited to, any decrease in the purchase price that occurs other than pursuant to an adjustment mechanism set forth in the agreement relating to the Tag-Along Sale, a written copy of which was previously provided to the Tag-Along Stockholder as part of the Tag-Along Sale Notice) after such Tag-Along Stockholder gives its Tag-Along Notice, then the Tag-Along Stockholder shall have the right to withdraw from participation in the Tag-Along Sale with respect to all of its Shares affected thereby.  If the proposed transferee does not consummate the purchase of all of the Shares requested to be included in the Tag-Along Sale by any Tag-Along Stockholder on substantially identical material terms and conditions applicable to the Tag-Along Selling Blackstone Encore Stockholder (and, in any event, at a per share price not less than that received by the Tag-Along Selling Blackstone Encore Stockholder, except as the purchase price may be adjusted pursuant to any agreement relating to the relevant Tag-Along Sale, a written copy of which was previously provided to the Tag-Along Stockholder as part of the Tag-Along Sale Notice), then the Tag-Along Selling Blackstone Encore Stockholder shall not consummate the Tag-Along Sale of any of its shares of Common Stock to such transferee, unless the shares of Common Stock of the Tag-Along Selling Blackstone Encore Stockholder and the Tag-Along Stockholders to be transferred are reduced or limited pro rata in proportion to the respective number of shares of Common Stock actually held, directly or indirectly, by the Tag-Along Selling Blackstone Encore Stockholder and the Tag-Along Stockholders and all other material terms and conditions of the Tag-Along Sale are substantially identical for the Tag-Along Selling Blackstone Encore Stockholder and the Tag-Along Stockholders (including the same price per share received by both the Tag-Along Selling Blackstone Encore Stockholder and the Tag-Along Stockholders).

(d)           If a Tag-Along Notice from any Tag-Along Stockholder is not received by the Tag-Along Selling Blackstone Encore Stockholder prior to the lapse of the fifteen-day (15-day) period specified above, the Tag-Along Selling Blackstone Encore Stockholder shall have the right to consummate the Tag-Along Sale without the participation of such Tag-Along Stockholder, who shall be deemed to have waived his or her rights hereunder, but only on terms and conditions which are no more favorable in any material respect to the Tag-Along Selling Blackstone Encore Stockholder (and, in any event, at no greater a per share purchase price, except as the purchase price may be adjusted pursuant to any agreement relating to the relevant Tag-Along Sale, a written copy of which was previously provided to the Tag-Along Stockholder as part of the Tag-Along Sale Notice) than as stated in the Tag-Along Sale Notice, and only if such Tag-Along Sale occurs on a date within ninety (90) days after the proposed Tag-Along Sale Date.  If such Tag-Along Sale does not occur within such ninety -day (90-day) period, the shares or interests that were to be subject to such Tag-Along Sale thereafter shall continue to be subject to all of the restrictions contained in this Section 4.

(e)           On the Tag-Along Sale Date, each Tag-Along Stockholder shall deliver a certificate or certificates for the Shares to be sold by such Tag-Along Stockholder in connection with the Tag-Along Sale, duly endorsed for transfer with signatures guaranteed, to the transferee free and clear of all liens, encumbrances and restrictions, in the manner and at the address indicated in the Tag-Along Sale Notice, against delivery of the purchase price for such Shares.  Each Tag-Along Stockholder shall reimburse the Tag-Along Selling Blackstone Encore Stockholder for its proportionate share (based on the consideration received) of the reasonable out-of-pocket costs and expenses incurred by the Tag-Along Selling Blackstone Encore Stockholder in connection with any such Tag-Along Sale.

(f)            The provisions of this Section 4 shall apply regardless of the form of consideration received in the Tag-Along Sale; provided, that, in the event the consideration to be paid in exchange for shares of Common Stock in a proposed Tag-Along Sale includes any securities, and the receipt thereof by a Tag-Along Stockholder would require (as determined by the Tag-Along Selling Blackstone Encore Stockholder upon the advice of its counsel) under applicable law (x) the registration or qualification of such securities or of any Person as a broker or dealer or agent with respect to such securities where such registration or qualification is not otherwise required by the receipt of such securities by the Tag-Along Selling Blackstone Encore Stockholder or (y) the provision to any such Tag-Along Stockholder of any specified information regarding such securities or the issuer thereof that is not otherwise required to be provided for in connection with the Tag-Along Sale, then, in either case of (x) or (y), in lieu of receiving such securities (as may be required by the Tag-Along Selling Blackstone Encore Stockholder, in its sole discretion), such Management Stockholder shall receive cash consideration equal to the fair market value of such securities.

(g)           The rights set forth in this Section 4 shall terminate immediately prior to the closing of a Qualified Public Offering.

(h)           Notwithstanding anything to the contrary herein, the rights provided for in this Section 4 shall apply, if at all, only in the case of transfers of Common Stock that are beneficially owned by Blackstone immediately prior to such transfer.

5.                                       Management Stockholder Put Right.

(a)           If at any time a Sponsor (such Sponsor, a “Put Right Selling Sponsor”) proposes to enter into an agreement to sell or otherwise dispose of for value any Sponsor Interests, other than (i) any transfer of Sponsor Interests to an Affiliate of such Put Right Selling Sponsor or (ii) any transfer of Sponsor Interests to one or more private equity funds to permit syndication, provided that Blackstone remains the largest single holder of Sponsor Interests (such sale or other disposition for value being referred to as the “Put Right Sale”), then the Put Right Selling Sponsor shall afford each of the Management Stockholders who holds Shares (each individually, a “Put Right Stockholder” and, collectively, the “Put Right Stockholders”) the opportunity to sell to the Put Right Selling Sponsor or its designee a proportional number of their Shares at a price per share equal to the Same Effective Price (as of the date of the Put Right Sale Notice (as defined in Section 5(b) hereof)) and upon substantially the same terms and conditions as the Put Right Selling Sponsor as set forth in the Put Right Notice (as defined in Section 5(c) hereof) in such proposed Put Right Sale in accordance with this Section 5.  The maximum number of Shares that each Put Right Stockholder will be entitled to sell to the Put Right Selling Sponsor pursuant to this Section 5 (such Put Right Stockholder’s “Put Right Allotment”) shall be equal to the product (rounded up to the nearest whole number) of (x) the total number of Shares held, or issuable upon exercise of any vested Common Stock Equivalents that are then exercisable (or would become vested and exercisable as a result of the underlying transaction), by such Put Right Stockholder as of the close of business on the day immediately prior to the Put Right Notice Date (as defined in Section 5(b) hereof) and (y) the quotient determined by dividing (A) the number of shares of Common Stock that is equal to (I) the percentage of aggregate Sponsor Interests in the applicable Blackstone Encore Stockholder represented by the Sponsor Interest in such Blackstone Encore Stockholder to be transferred in connection with the proposed Put Right Sale multiplied by (II) the number of Blackstone Shares held by such Blackstone Encore Stockholder immediately prior to such Put Right Sale by (B) the Blackstone Shares.

(b)           The Put Right Selling Sponsor shall provide each Put Right Stockholder with written notice (the “Put Right Sale Notice”) not more than sixty (60) days nor less than thirty (30) days prior to the proposed date of the Put Right Sale (the “Put Right Sale Date”).  Each Put Right Sale Notice shall be accompanied by a copy of any written agreement relating to the Put Right Sale and shall set forth:  (i) the name and address of each proposed transferee in the Put Right Sale; (ii) the number of shares of Common Stock that is equal to (A) the percentage of Sponsor Interests in the applicable Blackstone Encore Stockholder to be transferred in connection with the proposed Put Right Sale multiplied by (B) the number of Blackstone Shares held by such Blackstone Encore Stockholder immediately prior to such Put Right Sale; (iii) the aggregate number of Blackstone Shares beneficially held by the Put Right Selling Sponsor as of the close of business on the day immediately prior to the date of the Put Right Sale Notice (the “Put Right Notice Date”); (iv) the Put Right Stockholder’s Put Right Allotment, assuming the Put Right Stockholder elected to sell the maximum number of Shares permissible; and (v) the proposed Put Right Sale Date.  For the avoidance of doubt, a Put Right Stockholder shall be permitted to sell Shares pursuant to this Section 5 at the Same Effective Price per share of Common Stock and upon substantially the same terms and conditions of the offer so accepted by the Put Right Selling Sponsor, including representations, warranties, covenants, indemnities and agreements substantially similar to those to be made by the Put Right Selling Sponsor (except that, in the case of representations and warranties pertaining specifically to the Put Right Selling Sponsor, each Management Stockholder shall make comparable representations and warranties pertaining specifically to itself); provided, that all representations, warranties and indemnities shall be made by the Put Right Selling Sponsor and the Management Stockholders transferring Shares pursuant to this Section 5 severally and not jointly; provided, further, that the maximum liability a Management Stockholder shall have with respect to breaches of such representations and warranties shall not exceed the value (at such time) of the aggregate proceeds received by such Management Stockholder in connection with the underlying transaction; provided, further, that any such liability of the Management Stockholder shall be satisfied first by the return of any cash proceeds received by the Management Stockholder (including the cash proceeds from the sale of any securities or other non-cash consideration received by the Management Stockholder)

and second by the return of any non-cash consideration (including securities) received by the Management Stockholder

(c)           Any Put Right Stockholder wishing to sell Shares to the Put Right Selling Sponsor or its designee pursuant to this Section 5 shall provide written notice (the “Put Right Notice”) to the Put Right Selling Sponsor no less than fifteen (15) days prior to the proposed Put Right Sale Date.  The Put Right Notice shall set forth the number of Shares that such Put Right Stockholder elects to sell to the Put Right Selling Sponsor or its designee pursuant to this Section 5, which may be less than, but which shall not exceed, such Put Right Stockholder’s Put Right Allotment.  The Put Right Notice given by any Put Right Stockholder shall constitute such Put Right Stockholder’s binding agreement to sell the Shares specified in the Put Right Notice on substantially the same the terms and conditions applicable to the Put Right Sale; provided, however, that in the event that there is any material change in the terms and conditions of such Put Right Sale applicable to such Put Right Stockholder (including, but not limited to, any decrease in the purchase price that occurs other than pursuant to an adjustment mechanism set forth in the agreement relating to the Put Right Sale, a written copy of which was previously provided to the Put Right Stockholder as part of the Put Right Sale Notice) after such Put Right Stockholder gives its Put Right Notice, then, notwithstanding anything herein to the contrary, such Put Right Stockholder shall have the right to withdraw from its obligation to sell its Shares to the Put Right Selling Sponsor pursuant to this Section 5 with respect to all of its Shares affected thereby.

(d)           If a Put Right Notice from any Put Right Stockholder is not received by the Put Right Selling Sponsor prior to the lapse of the fifteen-day (15-day) period specified above, the Put Right Selling Sponsor shall have the right to consummate the Put Right Sale without the participation of such Put Right Stockholder, who shall be deemed to have waived his or her rights hereunder, but only on terms and conditions which are substantially identical in all material respects to those stated in the Put Right Sale Notice (and, in any event, at the Same Effective Price, except as the purchase price may be adjusted pursuant to any agreement relating to the relevant Put Right Sale, a written copy of which was previously provided to the Put Right Stockholder as part of the Put Right Sale Notice), and only if such Put Right Sale occurs on a date within ninety (90) days after the proposed Put Right Sale Date.  If such Put Right Sale does not occur within such ninety-day (90-day) period, the shares or interests that were to be subject to such Put Right Sale thereafter shall continue to be subject to all of the restrictions contained in this Section 5.

(e)           On the Put Right Sale Date, each Put Right Stockholder shall deliver a certificate or certificates for the Shares to be sold by such Put Right Stockholder in connection with the Put Right Sale, duly endorsed for transfer with signatures guaranteed, to the Put Right Selling Sponsor or its designee free and clear of all liens, encumbrances and restrictions, in the manner and at the address indicated in the Put Right Sale Notice, against delivery of the purchase price for such Shares. Each Put Right Stockholder shall reimburse the Put Right Selling Sponsor or its designee for its proportionate share (based on the consideration received) of the out-of-pocket costs and expenses incurred by the Put Right Selling Sponsor or its designee in connection with any such Put Right Sale.

(f)            The provisions of this Section 5 shall apply regardless of the form of consideration received in the Put Right Sale; provided, that, in the event the consideration to be paid in exchange for shares of Common Stock in a proposed Put Right Sale includes any securities, and the receipt thereof by a Put Right Stockholder would require (as determined by the Put Right Selling Sponsor upon the advice of its counsel) under applicable law (x) the registration or qualification of such securities or of any Person as a broker or dealer or agent with respect to such securities where such registration or qualification is not otherwise required by the receipt of such securities by the Put Right Selling Sponsor or (y) the provision to any such Put

Right Stockholder of any specified information regarding such securities or the issuer thereof that is not otherwise required to be provided for in connection with the Put Right Sale, then, in either case of (x) or (y), in lieu of receiving such securities (as may be required by the Put Right Selling Sponsor, in its sole discretion), such Management Stockholder shall receive cash consideration equal to the fair market value of such securities.

(g)           The rights set forth in this Section 5 shall terminate immediately prior to the closing of a Qualified Public Offering.

(h)           Notwithstanding anything to the contrary herein, the rights provided for in this Section 5 shall apply, if at all, only in the case of transfers of Sponsor Interests that are beneficially owned by Blackstone immediately prior to such transfer.

6.                                       First-Refusal Rights.

(a)           Except as provided in Sections 3, 4 and 5 hereof or for transfers to Permitted Transferees, if any Management Stockholder shall at any time desire to transfer all or any part of his or her Shares, as permitted under the terms of this Agreement, such Management Stockholder (the “Selling Stockholder”) shall first obtain a bona fide written offer which such Selling Stockholder desires to accept (the “Outside Offer”) to purchase all or any portion of such Selling Stockholder’s Shares for a fixed cash price payable in full at the closing of such transaction.  The Outside Offer shall set forth its date, the proposed purchase price, the number of Shares that are proposed to be purchased and the other terms and conditions upon which the purchase is proposed to be made, as well as the name and address of the Prospective Purchaser.  “Prospective Purchaser”, as used herein, shall mean the prospective record owner or owners of the Shares which are the subject of the Outside Offer and all other Persons proposed to have a beneficial interest in such Shares.  The Selling Stockholder shall transmit a copy of the Outside Offer to the Company and the Blackstone Encore Stockholders within fifteen (15) Business Days after the Selling Stockholder’s receipt of the Outside Offer.

(b)           As a result of the foregoing transmittal of the Outside Offer, the Selling Stockholder shall be deemed to have offered in writing to sell all, but not less than all, of such Selling Stockholder’s Shares to the Company and the Blackstone Encore Stockholders that are proposed to be purchased in the Outside Offer at the price and upon the terms set forth in the Outside Offer.  For a period of fifteen (15) Business Days after such deemed offer by the Selling Stockholder to the Company, the Company shall have the option, exercisable by written notice to the Selling Stockholder, to accept the Selling Stockholder’s offer, in whole and not in part, as to the Selling Stockholder’s Shares.  If, at the expiration of the aforesaid fifteen (15) Business Day period, the Company has not exercised the option granted to it hereunder, then the Blackstone Encore Stockholders shall collectively have an option for a period of fifteen (15) Business Days after the expiration of the aforesaid fifteen (15) Business Day period to accept the Selling Stockholder’s offer, in whole and not in part, exercisable by written notice to the Selling Stockholder.

(c)           If, at the end of the option period described in Section 6(b) hereof, neither the Company nor the Blackstone Encore Stockholders has exercised its respective option to purchase all of the Selling Stockholder’s Shares that are proposed to be purchased in the Outside Offer, the Selling Stockholder shall be free for a period of forty-five (45) Business Days thereafter to transfer up to the number of Shares that are proposed to be purchased in the Outside Offer to the Prospective Purchaser at the price and upon the terms and conditions set forth in the Outside Offer.  If such Shares are not so transferred within the aforementioned forty-five (45) Business Day period, the Selling Stockholder shall not be permitted to sell such Shares without again complying with this Section 6.

(d)           The right set forth in this Section 6 shall terminate immediately prior to the closing of a Qualified Public Offering.

7.                                       Call Option.

(a)           Each Management Stockholder agrees that the Company and the Blackstone Encore Stockholders, collectively, will each have a call right (the “Call Option”), solely for cash consideration, on his or her Shares, including but not limited to any Shares acquired by such Management Stockholder upon the exercise of stock options after the termination of such Management Stockholder’s employment (the “Callable Shares”).  Upon the termination of a Management Stockholder’s employment with the Company or any of its Subsidiaries for any reason including, without limitation, the voluntary termination or resignation, dismissal, involuntary termination, death, retirement or Disability of such Management Stockholder (or, with respect to Shares acquired upon the exercise of options following such termination of such Management Stockholder’s employment, upon the exercise by a Management Stockholder of such options following such termination) (each, a “Call Event”), the Company may exercise the Call Option by written notice (a “Call Option Notice”) delivered to the Management Stockholder and any applicable Permitted Transferees (a “Call Option Management Stockholder”) within one year after such Call Event (the “Exercise Date”). Upon the giving of a Call Option Notice, the Company will be obligated to purchase and the Call Option Management Stockholder will be obligated to sell all or any lesser portion indicated in the Call Option Notice of the Callable Shares owned at the time of the Call Event by the Call Option Management Stockholder for the consideration calculated as set forth below.  If the Company fails to exercise the Call Option, then any Blackstone Encore Stockholder may exercise the Call Option on behalf of any and all Blackstone Encore Stockholders within thirty (30) days after the expiration of the aforesaid one-year period by giving written notice to the Call Option Management Stockholder that it is exercising the Call Option.  Upon the giving of such notice, the applicable Blackstone Encore Stockholder will be obligated to purchase and the Call Option Management Stockholder will be obligated to sell all or any lesser portion indicated in the aforesaid notice of the Callable Shares owned at the time of the Call Event by the Call Option Management Stockholder for the consideration calculated as set forth below.  Notwithstanding anything herein to the contrary, the applicable Blackstone Encore Stockholder shall not have any right to purchase any Callable Shares prior to the first day following the six-month anniversary of their acquisition by a Management Stockholder.

(i)            In the case of termination of employment of such Call Option Management Stockholder for Cause or a voluntary termination of employment of such Call Option Management Stockholder that is not a Good Termination, the consideration will be the lesser of (A) the purchase price of such Callable Shares paid by the Call Option Management Stockholder provided, however, that in the case of any Callable Shares acquired by the Call Option Management Stockholder, pursuant to a Rollover Option, the price paid therefor shall be deemed to be the price paid by the applicable Blackstone Encore Stockholder for each share of Common Stock purchased by it in connection with the Merger, or, if such Shares were granted to such Call Option Management Stockholder in exchange for services, the fair market value of such services at the time of grant, and (B) Fair Market Value of such Callable Shares on the Exercise Date or the Sponsor Exercise Date, as the case may be.

(ii)           In the case of any other termination of such Call Option Management Stockholder (including dismissal, death, retirement or Disability) or in the case of a Good Termination of such Management Stockholder, the consideration will be Fair Market Value of such Callable Shares on the Exercise Date or the Sponsor Exercise Date, as the case may be.

(b)           The closing for all purchases and sales of Callable Shares pursuant to this Section 7 will be at the principal executive offices of the Company within thirty (30) days after the Exercise Date or the Sponsor Exercise Date, as the case may be.  The purchase price for the Callable Shares will be paid in cash, by cashier’s check or by wire transfer of funds.  The Call Option Management Stockholder will cause the Callable Shares to be delivered to the Company or the Sponsor, as the case may be, at the closing free and clear of all liens, claims, charges or encumbrances of any kind, other than those which continue to apply pursuant to the terms of this Agreement.  The Call Option Management Stockholder will take all such actions as the Company or the Sponsor, as the case may be, reasonably requests to vest in the Company or the Sponsor, respectively, title to the Callable Shares free of any lien, claim, charge, restriction or encumbrance incurred by or through the Call Option Management Stockholder.

(c)           The rights set forth in this Section 7 shall terminate upon the earlier to occur of (i) the Lapse Date or (ii) immediately prior to the closing of a Qualified Public Offering.

8.                                       “Piggyback” Registration Rights.

(a)           Incidental Registration.  After the closing of a Qualified Public Offering, if the Company files a registration statement under the Securities Act in connection with a proposed Public Offering and any of the Blackstone Encore Stockholders are registering shares of Common Stock in such proposed Public Offering, then each Management Stockholder shall have the right (the “Piggyback Right”) to include in such proposed Public Offering up to the number of Registrable Shares equal to (i) the aggregate number of Registrable Shares owned by the Management Stockholder multiplied by (ii) a fraction (A) the numerator of which is equal to the aggregate number of Blackstone Shares held by Blackstone Encore Stockholders to be included in such proposed Public Offering and (B) the denominator of which is the Blackstone Shares (the “Piggyback Pro-Rata Portion”).  In the event that a proposed Public Offering gives rise to a Piggyback Right, the Company will give written notice to the Management Stockholders.  Upon written request of any Management Stockholder given within ten (10) Business Days after mailing of any such notice from the Company, the Company will, except as herein provided, cause all of the Piggyback Pro-Rata Portion of such Management Stockholder’s Registrable Shares that have been requested by such Management Stockholder to be included in the registration to be included in such registration statement; provided, however, that nothing herein shall prevent the Company from, at any time, abandoning or delaying any registration for any reason or no reason.

If any Public Offering pursuant to this Section 8(a) shall be underwritten on a firm commitment basis, in whole or in part, the Company may require that the Registrable Shares requested for inclusion pursuant to this Section 8(a) be included in such Public Offering on the same terms and conditions as the securities otherwise being sold through the underwriters.  If, upon the written advice of the managing underwriter of such Public Offering, the Company determines in good faith that the number of securities requested to be included in such registration (including securities of the Company which are not Registrable Shares) exceeds the maximum number of securities which can be sold in such offering without having an adverse effect on the offering of securities (including the price at which such securities could be offered), the Company will include in such registration such maximum number of shares of Common Stock as follows: (i) if such registration has been initiated by one or more of the Company’s stockholders holding demand registration rights with the Company pursuant to any registration rights agreement or any similar agreements, then (A) first, the number of shares of Common Stock requested to be registered by such initiating stockholder(s) and any other holder(s) of the Company’s securities which are entitled to sell pro rata with such initiating stockholder(s), pro rata in accordance with the number of shares of Common Stock owned by each such initiating stockholder(s) and any such other holder(s), (B) second, the number of Registrable Shares requested to be registered by each Management Stockholder and the number of shares of

Common Stock requested to be registered by any other holders of Common Stock having equivalent rights under similar agreements (which shall include all Blackstone Encore Stockholders), pro rata in accordance with the number of shares owned by each such Management Stockholder and such other holders and (C) third, the number of shares of Common Stock that are proposed to be sold by the Company for its own account; or (ii) if such registration has been initiated by the Company, then (A) first, the number of shares of Common Stock that are proposed to be sold by the Company for its own account, and (B) second, the number of Registrable Shares requested to be included in such registration by each Management Stockholder and number of shares of Common Stock requested to be registered by any other holders of Common Stock having equivalent rights under any registration rights agreement or any similar agreements (which shall include all Blackstone Encore Stockholders), pro rata in accordance with the number of shares of Common Stock owned by each such Management Stockholder and such other holders.

(b)           Registration Procedures.  If and whenever the Company is required by the provisions of Section 8(a) hereof to effect the registration of Registrable Shares under the Securities Act, the Company will:

(i)            prepare and file with the Commission a registration statement with respect to such Registrable Shares, and use its commercially reasonable efforts to cause such registration statement to become and remain effective for such period as may be reasonably necessary to effect the sale of such Registrable Shares, not to exceed one hundred eighty (180) days; provided, however, that the Company may discontinue any registration of its securities that is being effected pursuant to Section 8(a) hereof at any time prior to the effective date of such registration statement (in which case, the Company shall reimburse the Management Stockholders for the reasonable fees and expenses of one (1) counsel to the Management Stockholders, collectively (not to exceed $25,000 in the aggregate);

(ii)           prepare and file with the Commission such amendments to such registration statement and supplements to the prospectus contained therein as may be necessary to keep such registration statement effective for such period as may be reasonably necessary to effect the sale of such Registrable Shares, not to exceed one hundred eighty (180) days; provided, however, that the Company may discontinue any registration of its securities that is being effected pursuant to Section 8(a) hereof at any time prior to the effective date of such amendment or supplement (in which case, the Company shall reimburse the Management Stockholders for the reasonable fees and expenses of one (1) counsel to the Management Stockholders, collectively (not to exceed $25,000 in the aggregate);

(iii)          furnish to the Management Stockholders participating in such registration and to the underwriters of the securities being registered such reasonable number of copies of the registration statement, preliminary prospectus, final prospectus and such other documents as such Management Stockholders and underwriters may reasonably request in order to facilitate the public offering of such Registrable Shares;

(iv)          use its commercially reasonable efforts to register or qualify the securities covered by such registration statement under such state securities or blue sky laws of such jurisdictions as such participating Management Stockholders may reasonably request (which request must be within twenty (20) days following the original filing of such registration statement), except that the Company shall not for any purpose be required to execute a general consent to service of process or to qualify to do business as a foreign corporation in any jurisdiction wherein it is not so qualified;

(v)           notify such participating Management Stockholders, promptly after it shall receive notice thereof, of the time when such registration statement has become effective or a supplement to any prospectus forming a part of such registration statement has been filed;

(vi)          notify such participating Management Stockholders in the event that the Company becomes aware that any prospectus required to be delivered by Management Stockholders pursuant to the Securities Act contains an untrue statement of a material fact or fails to state a material fact necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading and, at the request of any such Management Stockholder, prepare, promptly file with the Commission and deliver to such Management Stockholder such amendments or supplements to the prospectus as may be necessary so that the prospectus, as so amended or supplemented, shall not contain an untrue statement of a material fact or fail to state a material fact necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading; and

(vii)         if such registration statement includes an underwritten public offering, enter into a customary underwriting agreement and, at the closing provided for in such underwriting agreement, provide such of the following documents as are required thereunder: (A) an opinion or opinions of counsel to the Company; and (B) a “cold comfort” letter or letters from the independent certified public accountants of the Company covering such matters as are customarily covered by such letters.

It shall be a condition precedent to the obligation of the Company to take any action pursuant to this Agreement in respect of the Registrable Shares which are to be registered at the request of any Management Stockholder that such Management Stockholder shall furnish to the Company such information regarding the Registrable Shares held by such Management Stockholder and the intended method of disposition thereof, and shall enter into such underwriting agreements (including customary representations, warranties, covenants, indemnities and other agreements) and execute such other documents, in each case as the Company shall reasonably request in connection with such registration.

Each Management Stockholder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 8(b)(vi) hereof, such Management Stockholder will forthwith discontinue disposition of Registrable Shares pursuant to the registration statement covering such Registrable Shares until such Management Stockholder receives the copies of the prospectus supplement or amendment contemplated by Section 8(b)(vi) hereof, and, if so directed by the Company, such Management Stockholder will deliver to the Company all copies, other than permanent file copies, then in such Management Stockholder’s possession, of the prospectus covering such Registrable Shares current at the time of receipt of such notice.  In the event the Company shall give any such notice, the period mentioned in Sections 8(b)(i) or 8(b)(ii) hereof shall be extended by the greater of (x) thirty (30) days or (y) the number of days during the period from and including the date of the giving of such notice pursuant to Section 8(b)(vi) hereof to and including the date when such Management Stockholder shall have received the copies of the prospectus supplement or amendment contemplated by Section 8(b)(vi) hereof.

(c)           Expenses.  With respect to each inclusion of Registrable Shares in a registration statement pursuant to Section 8(a) hereof, the Company shall bear the following fees, costs and expenses: all registration, filing and listing fees, printing expenses, fees and disbursements of counsel for the Company, fees and disbursements of accountants for the Company, reasonable fees and expenses of one (1) counsel to the Management Stockholders, collectively (not to exceed $25,000 in the aggregate) and all legal fees and disbursements and other expenses of complying with state securities or blue sky laws of any jurisdictions in which the securities to be offered are to be registered or qualified and any fees and expenses for any special audits incidental to or required by a registration contemplated by this Section 8.  Fees and disbursements of counsel for the transferring Management Stockholders, fees and disbursements of accountants for the Management Stockholders, underwriting discounts and selling commissions, transfer taxes and any other expenses incurred by the Management Stockholders not expressly included above shall be borne by the applicable Management Stockholders.

(d)           Lock-up Agreement.  If any registration of Registrable Shares shall be in connection with an underwritten public offering, each Management Stockholder agrees, if requested by the underwriter, not to, and shall use its best efforts to cause its Affiliates not to, effect any sale or distribution (except as a participant in such underwritten public offering), including any sale pursuant to Rule 144 under the Securities Act, of any equity securities of the Company, or of any security convertible into or exchangeable or exercisable for any equity security of the Company (in each case, except as a participant in such underwritten public offering), during the seven (7) days prior to, and during the one hundred eighty-day (180-day) period (or such shorter period as the managing underwriters may require or permit) beginning on, the effective date of such registration.

9.                                       Representations, Warranties and Covenants.

(a)           Representations and Warranties of the Management Stockholder.  Each Management Stockholder hereby represents and warrants to the Company that:

(i)            Capacity; Authorization.  The Management Stockholder has all legal capacity to enter into this Agreement and to carry out its obligations hereunder.  Assuming due execution and delivery by the other Parties, this Agreement constitutes the legal, valid and binding obligation of the Management Stockholder, terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting creditors’ rights and remedies generally and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

(ii)           Brokerage Arrangements.  No broker has acted on behalf of the Management Stockholder in connection with this Agreement, and there are no brokerage commissions, finders’ fees or commissions payable in connection therewith based on any agreement, arrangement or understanding with the Management Stockholder or any action taken by the Management Stockholder.

(b)           Representations and Warranties Regarding Investment.

(i)            The Management Stockholder acquired the Shares for investment purposes only, for its own account, and not with a view to, or for resale in connection with, any distribution thereof within the meaning of the Securities Act;

(ii)           The Management Stockholder is aware that it may have to bear the economic risk of such investment for an indefinite period of time or to suffer a complete loss of its investment;

(iii)          The Management Stockholder understands, acknowledges and agrees that the Shares have not been registered under (and that the Company has no present intention to register the Shares under) the Securities Act or applicable state securities law and that the offering sale of such Shares may be made in reliance on the exemption from the registration requirements provided by Rule 701 promulgated under the Securities Act and analogous provisions of certain state securities laws or in accordance with Regulation S of the Securities Act (“Regulation S”), and that such Shares may not be transferred by the Management Stockholder unless the Shares have been registered under the Securities Act and applicable state securities laws or are transferred in a transaction exempt therefrom.  The Company represents and warrants that the issuance of the Shares was, or will be, made in reliance on the exemption from the registration requirements provided by Rule 701 promulgated under the Securities Act.

(iv)          The Management Stockholder represents that he or she has reached the age of 21 and has full power and authority to execute and deliver this Agreement and all other related agreements or certificates and to carry out the provisions hereof and thereof and has adequate means for providing for his or her current financial needs and anticipated future needs and possible contingencies and emergencies and has no need for liquidity in the investment in the Shares.  The execution and delivery of this Agreement will not violate or be in conflict with any order, judgment, injunction, agreement or controlling document to which the undersigned is a party or by which it is bound;

(v)           The Management Stockholder understands that no public market now exists for any of the securities issued by the Company; and

(vi)          Such Management Stockholder acknowledges that he or she has been advised that (A) a restrictive legend in the form set forth below will be placed on any certificate representing the Shares and (B) a notation will be made in the appropriate records of the Company indicating that the Shares are subject to restrictions on transfer and appropriate stop transfer restrictions will be issued to the Company’s transfer agent with respect to the Shares.  Any certificate representing Shares issued to Management Stockholder shall bear the following legends on the face thereof:

“THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, APPLICABLE STATE SECURITIES LAWS AND APPLICABLE FOREIGN SECURITIES LAWS, AND MAY NOT BE TRANSFERRED OR SOLD UNLESS (I) A REGISTRATION STATEMENT UNDER SUCH ACT IS THEN IN EFFECT WITH RESPECT THERETO, (II) A WRITTEN OPINION FROM COUNSEL FOR THE ISSUER OR COUNSEL FOR THE MANAGEMENT STOCKHOLDER REASONABLY ACCEPTABLE TO THE ISSUER HAS BEEN OBTAINED TO THE EFFECT THAT NO SUCH REGISTRATION IS REQUIRED OR (III) A ‘NO ACTION’ LETTER’ OR ITS THEN EQUIVALENT HAS BEEN ISSUED BY THE STAFF OF THE SECURITIES AND EXCHANGE COMMISSION WITH RESPECT TO SUCH TRANSFER OR SALE.”

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A MANAGEMENT STOCKHOLDERS AGREEMENT, DATED AS OF NOVEMBER 3, 2006, AMONG ENCORE MEDICAL CORPORATION, THE SPONSOR, HOLDCO AND THE OTHER PARTIES THERETO, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE ISSUER. NO TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY BE MADE EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SUCH MANAGEMENT STOCKHOLDERS AGREEMENT. THE HOLDER OF THIS CERTIFICATE, BY ACCEPTANCE OF THIS CERTIFICATE, AGREES TO BE BOUND BY ALL OF THE PROVISIONS OF SUCH MANAGEMENT STOCKHOLDERS AGREEMENT.”

(c)           Additional Representations of Non-U.S. Persons.  If the Management Stockholder is not a “U.S. Person,” then the Management Stockholder hereby represents and warrants the following:

(i)            No offer or sale of the Shares was made to the Management Stockholder in the United States;

(ii)           The Management Stockholder is not acquiring the Shares for the account or on behalf of any U.S. Person;

(iii)          The Management Stockholder has not made any pre-arrangement to transfer the Shares to a U.S. Person or to return the Shares to the United States securities markets (which includes short sales in the United States within the Restricted Period to be covered by delivery of Shares) and is not acquiring the Shares as part of any plan or scheme to evade the registration requirements of Section 2(a)(11) of the Securities Act;

(iv)          All offers and sales of the Shares by the Management Stockholder in the United States or to U.S. Persons or otherwise, whether prior to or after the expiration of the Restricted Period (defined below), shall be made only pursuant to a registration of the Shares under the Securities Act or an exemption from registration. The Management Stockholder also understands that the Company will, in order to approve removal of the restrictive legend from certificates evidencing the Shares, require from the Management Stockholder (A) certain written representations to indicate that the sale of the Shares was made in a transaction that complies with the provisions of Regulation S and (B) require a legal opinion in accordance with Section 2(b) hereof that removal of the legend is appropriate;

(v)           The Management Stockholder has not engaged in any “directed selling efforts” (as defined in Regulation S) in the United States regarding the Shares, nor has it engaged in any act intended to or which reasonably might have the effect of preconditioning the U.S. market for the resale of the Shares;

(vi)          The Management Stockholder is not a “distributor” as defined in Regulation S.  However, if the Management Stockholder should be deemed to be a distributor prior to reselling the Shares to a non-U.S. Person during the applicable restricted period under Regulation S (the “Restricted Period”), the Management Stockholder will send a notice to each new subscriber of the Shares that such new subscriber is subject to the restrictions of Regulation S during the Restricted Period;

(vii)         The Management Stockholder is not an “underwriter” or “dealer” (as such terms are defined in the federal securities laws of the United States), and the purchase of the Shares by the Management Stockholder is not a transaction (or part of a series of transactions) that is part of any plan or scheme to evade the registration provisions of the Securities Act.  If the Management Stockholder becomes an affiliate of the Company at any time after purchasing the Shares, the Management Stockholder understands and agrees that every sale made by it thereafter must be made in compliance with the provisions of Rule 144 of the Securities Act (except for the two-year holding period requirement), including the filing of Form 144 with the Commission at the time of the sale, as required under Rule 144.  The Management Stockholder understands and agrees that the provisions of Rule 144, if at any time applicable to it, are separate and apart from an independent of any restrictions imposed by Regulation S and will apply even after the expiration of the Restricted Period;

(viii)        The Management Stockholder does not have a short position in the Shares of the Company and will not have a short position in such securities at any time prior to the expiration of the Restricted Period; and

(ix)           If at any time after the expiration of the Restricted Period the Management Stockholder wishes to transfer or attempts to transfer the Shares to a U.S. Person, the Management Stockholder agrees to notify the Company if at such time it is an “affiliate” of the Company or is then acting as an “underwriter,” “dealer” or “distributor” as to such Shares (as such terms are defined in the federal securities laws of the United States or the regulations promulgated thereunder, including, but not limited to, Regulation S), or if such transfer is being made as part of a plan or scheme to evade the registration provisions of the Securities Act.

10.                                 Confidentiality.

No Management Stockholder will at any time (whether during or after such Management Stockholder’s employment with the Company or one of its Subsidiaries) (x) retain or use, directly or indirectly, for the benefit, purposes or account of such Management Stockholder or any other Person (other than the Company or its Affiliates), or (y) disclose, divulge, reveal, communicate, share, transfer or provide access to any Person outside the Company (or its Subsidiaries, as appropriate) (other than the Company’s and its Subsidiaries’ professional advisers who are bound by confidentiality obligations no less stringent than those provided for in this Agreement), any non-public, proprietary or confidential information (including, without limitation, trade secrets, know-how, research and development, software, databases, inventions, processes, formulae, technology, designs and other intellectual property, information concerning finances, investments, profits, pricing, costs, products, services, vendors, customers, clients, partners, investors, personnel, compensation, recruiting, training, advertising, sales, marketing, promotions, government and regulatory activities and approvals) concerning the past, current or future business, activities and operations of the Company or its Affiliates and/or any third party that has disclosed or provided any of same to the Company on a confidential basis (“Confidential Information”) without the prior written authorization of the Board of Directors (or the board of directors or the equivalent governing body of a Subsidiary of the Company, as applicable).

(a)           “Confidential Information” shall not include any information that is (i) generally known to the industry or the public other than as a result of a Management Stockholder’s breach of this covenant, (ii) made legitimately available to such Management Stockholder by a third party without breach of any confidentiality obligation, or (iii) required by law to be disclosed; provided, that such Management Stockholder shall give prompt written notice to the Company of such requirement, disclose no more information than is so required and cooperate with any attempts by the Company to obtain a protective order or similar treatment with respect to such information.

(b)           Upon termination of a Management Stockholder’s employment with the Company (or its Subsidiary, as appropriate) for any reason, such Management Stockholder (and any of his or her Permitted Transferees that may hold Shares) shall:  (i) cease and not thereafter commence use of any Confidential Information or intellectual property (including, without limitation, any patent, invention, copyright, trade secret, trademark, trade name, logo, domain name or other source indicator) owned or used by the Company or its Affiliates; (ii) immediately destroy, delete or return to the Company, at the Company’s option, all originals and copies in any form or medium (including memoranda, books, papers, plans, computer files, letters and other data) in such Management Stockholder’s possession or control (including any of the foregoing stored or located in such Management Stockholder’s office, home, laptop or other computer, whether or not property of the Company) that contain Confidential Information or otherwise relate to the business of the Company or its Affiliates, except that such Management Stockholder may retain only those portions of any personal notes, notebooks and diaries that do not contain any Confidential Information; and (iii) notify and fully cooperate with the Company regarding the delivery or destruction of any other Confidential Information of which such Management Stockholder is or becomes aware.

(c)           If the confidentiality provisions of an applicable employment agreement between a Management Stockholder and the Company (or one of its Subsidiaries) conflicts with this Section 10, then the confidentiality provisions of such employment agreement shall control for purposes of determining whether a breach of this Section 10 has occurred, including the remedy provisions provided for in Section 10(d) hereof.

(d)           Each Management Stockholder agrees that if he breaches the confidentiality covenant set forth in this Section 10, the Company will suffer irreparable damages and such Management Stockholder will receive a benefit for which such Management Stockholder had not paid.  Each Management Stockholder agrees that (i) damages at law will be difficult to measure and an insufficient remedy to the Company in the event that such Management Stockholder violates the terms of this Section 10 and (ii) the Company shall be entitled, upon application to a court of competent jurisdiction, to obtain injunctive relief to enforce the provisions of this Section 10 without the necessity of posting a bond or other security or proving actual damages, which injunctive relief shall be in addition to any other rights or remedies available to the Company.  No remedy shall be exclusive of any other, and neither application for nor obtaining injunctive or other relief shall preclude any other remedy available, including money damages and reasonable attorneys’ fees.

11.                                 Employment by the Company.

Nothing contained in this Agreement (a) obligates the Company or any Affiliate of the Company to employ the Management Stockholder in any capacity whatsoever or (b) prohibits or restricts the Company (or any Affiliate of the Company) from terminating the employment of the Management Stockholder at any time or for any reason whatsoever, with or without Cause, and the Management Stockholder hereby acknowledges and agrees that neither the Company nor any other Person has made any representations or promises whatsoever to the Management Stockholder concerning the Management Stockholder’s employment or continued employment by the Company or any Affiliate of the Company.

12.                                 Taxes.

The Company will have the right to deduct from any cash payment made under this Agreement to the Management Stockholders any federal, state or local income or other taxes required by law to be withheld with respect to such payment.

13.                                 After-Acquired Securities.

Each Management Stockholder agrees that, except as otherwise provided herein, all of the provisions of this Agreement shall apply to all of the Shares now owned or which may be issued or transferred hereafter to a Management Stockholder in consequence of any additional issuance, purchase, transfer, exchange or reclassification of any of such Shares, corporate reorganization, or any other form of recapitalization, consolidation, merger, share split or share dividend, or which are acquired by a Management Stockholder in any other manner; provided, however, that the provisions of this Agreement shall not apply to any shares of Common Stock acquired by the Management Stockholder after the Initial Public Offering (except for shares of Common Stock issued upon the exercise of Common Stock Equivalents held by the Management Stockholder prior to the Initial Public Offering).

14.                                 Recapitalization, Exchange, Etc.

The provisions of this Agreement shall apply, to the full extent set forth herein with respect to the Shares, to any and all shares of capital stock of the Company, Common Stock Equivalents or other securities of the Company that may be issued in respect of, in exchange for, or in substitution of the Shares. If, and as often as, there are any changes in the Shares or the Common Stock Equivalents, by way of any stock dividends, splits, reverse splits, combinations, or reclassifications, or through merger, consolidation, reorganization or recapitalization or by any other means occurring after the date of this Agreement, appropriate adjustment shall be made to the provisions of this Agreement, as may be required, so that the rights, privileges, duties and obligations hereunder shall continue with respect to the Shares as so changed.

15.                                 Notices.

All notices, demands or other communications provided for or permitted hereunder shall be made in writing and shall be by registered or certified first class mail, return receipt requested, telecopier, courier service, or personal delivery:

if to the Company:

Encore Medical Corporation

9800 Metric Boulevard

Austin, TX 78758

Telecopy:  (512) 834-6310

Attention: General Counsel

if to the Blackstone Encore Stockholders, the Sponsor or Blackstone:

c/o The Blackstone Group L.P.

345 Park Avenue, 31st Floor

New York, NY 10154

Telecopy: (212) 583-5722

Attention: Chinh Chu

with a required copy (which shall not constitute notice) to:

Reed Smith LLP

599 Lexington Avenue

New York, NY 10022

Telecopy: (212) 521-5450

Attention:       John J. Altorelli / Mark G. Pedretti / Brian E. Burns

if to a Management Stockholder, to him or her at his or her address or telecopy number set forth in the books and records of the Company.

with a required copy (which shall not constitute notice) to:

Willkie Farr & Gallagher LLP

787 Seventh Avenue

New York, NY 10019

Telecopy: (212) 728-9635

Attention:  David E. Rubinsky

All such notices, demands and other communications shall be deemed to have been duly given: when delivered by hand, if personally delivered; when delivered by courier, if delivered by commercial courier service; five (5) Business Days after being deposited in the mail, postage prepaid, if mailed; and when receipt is mechanically acknowledged, if telecopied. Any Party may by notice given in accordance with this Section 15 designate another address or Person for receipts of notices hereunder.

16.                                 Successors, Assigns and Transferees.

The provisions of this Agreement shall be binding upon and shall inure to the benefit of the Parties hereto, their Permitted Transferees, transferees under Section 2(d) hereof and their respective successors, each of which such Permitted Transferees and other transferees shall agree, in a writing in form and substance satisfactory to the Company, to become a Party hereto and be bound (subject to Section 26 hereof) to the same extent as its transferor hereby (including, without limitation, Sections 2 through 8 hereof); provided, that no Management Stockholder may assign to any Permitted Transferee or transferee under Section 2(d) hereof any of its rights hereunder other than in connection with a transfer of Shares to such Permitted Transferee or other transferee in accordance with the provisions of this Agreement.

17.                                 Amendment and Waiver.

(a)           No failure or delay on the part of any Party hereto in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to the Parties hereto at law, in equity or otherwise.

(b)           Any amendment, supplement, modification or waiver of or to any provision of this Agreement shall be effective only if it is made or given in writing and signed by (i) the Company and (ii) Parties which own, on a fully diluted basis (assuming the conversion, exercise or exchange of all Common Stock Equivalents that are then vested), shares of Common Stock representing at least a majority of the voting power represented by all Common Stock outstanding on a fully diluted basis and owned by all Parties; provided, however, that this Agreement shall not be amended, supplemented or modified or any provision waived in a manner that materially affects the Management Stockholders and their Permitted Transferees in an adverse manner without the prior written consent of holders of a majority of the Common Stock then beneficially owned by the Management Stockholders and their Permitted Transferees; provided, further, that this Agreement shall not be amended, supplemented or modified or any provision waived in a manner that materially and disproportionately affects the rights and obligations of one or more Management Stockholders and its or their Permitted Transferees relative to the rights and obligations of the other Management Stockholders and their Permitted Transferees in an adverse manner without the prior written consent of such disproportionately affected Management Stockholder(s) or Permitted Transferee(s), as applicable; provided, further, that Section 7 of this Agreement shall not be amended, supplemented or modified or any provision thereof waived in a manner that materially affects the rights and obligations of one or more Management Stockholders and its or their Permitted Transferees in an adverse manner without the prior written consent of such Management Stockholder(s) or Permitted Transferee(s), as applicable.  Any aforementioned amendment, supplement, modification, waiver or consent shall be binding upon the Company, the Blackstone Encore Stockholders, the Sponsor and all of the Management Stockholders.

18.                                 Counterparts.

This Agreement may be executed in any number of counterparts (including via facsimile), each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Any counterpart or other signature hereupon delivered by facsimile shall be deemed for all purposes as constituting good and valid execution and delivery of this Agreement by such Party.

19.                                 Specific Performance; Injunctive Relief.

The Parties hereto intend that each of the Parties hereto be given the right to seek damages or specific performance in the event that any other Party hereto fails to perform such Party’s obligations hereunder. Therefore, if any Party shall institute any action or proceeding to enforce the provisions hereof, any Party against whom such action or proceeding is brought hereby waives any claim or defense therein that the plaintiff Party has an adequate remedy at law.

20.                                 Headings; Interpretation.

The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof. In this Agreement, unless the context otherwise requires, words in the singular number or in the plural number will each include the singular number and the plural number, words of the masculine gender will include the feminine and the neuter, and, when the sense so indicates, words of the neuter will refer to any gender.

21.                                 Severability.

If any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired, unless the provisions held invalid, illegal or unenforceable shall substantially impair the benefits of the remaining provisions hereof.

22.                                 Entire Agreement.

This Agreement, any option agreements entered into between the Company and the Management Stockholders and the other documents referred to herein or delivered pursuant hereto contain the entire understanding of the Parties with respect to the subject matter hereof and thereof. There are no agreements, representations, warranties, covenants or undertakings with respect to the subject matter hereof and thereof other than those expressly set forth herein and therein.

23.                                 Further Assurances.

Each of the Parties shall, and shall cause their respective Affiliates to, execute such documents and perform such further acts as may be reasonably required or desirable to carry out or to perform the provisions of this Agreement.

24.                                 Governing Law.

This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to any conflict of law principles thereof.

25.                                 Consent to Jurisdiction; No Jury Trial.

Any legal action, suit or proceeding arising out of or relating to this Agreement may be instituted in any federal court in the Southern District of New York, or in any state court in which venue would otherwise be properly located in the Southern District of New York, and each Party waives any objection which such Party may now or hereafter have to the laying of the venue of any such action, suit or proceeding, and irrevocably submits to the jurisdiction of any such court. Any and all service of process and any other notice in any such action, suit or proceeding will be effective against any Party if given as provided herein. Nothing herein contained will be deemed to affect the right of any Party to serve process in any manner permitted by law or to commence legal proceedings or otherwise proceed against any other Party in any jurisdiction other than New York.  THE PARTIES HEREBY WAIVE TRIAL BY JURY IN ANY ACTION, SUIT PROCEEDING OR COUNTERCLAIM BROUGHT BY ANY OF THEM AGAINST THE OTHERS IN ANY MATTERS ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS AGREEMENT.

26.                                 Additional Management Stockholders.

Any Person that becomes party to a stock subscription agreement or an option agreement after the date hereof may become a Party hereto and may become bound hereby by countersigning this Agreement (which shall not require the consent of the Management Stockholders) or entering into a supplemental agreement with the Company agreeing to be bound by the terms hereof (or only specific sections hereof) in the same manner as the other Management Stockholders.  Each such supplemental agreement shall become effective upon its execution by the Company, any of the Blackstone Encore Stockholders and such Person, and it shall not require the signature or consent of any other Party. Such supplemental agreement may modify some of the terms hereof as they affect such Person.

[THE REMAINDER OF THIS PAGE HAS BEEN INTENTIONALLY LEFT BLANK.]

IN WITNESS WHEREOF, the undersigned have executed, or have caused to be executed, this Management Stockholders Agreement on the date first written above.

BLACKSTONE CAPITAL PARTNERS V L.P.

By: Blackstone Management Associates V L.L.C., its General Partner

By:	/s/ Chinh E. Chu
Name: Chinh E. Chu
Title: Authorized Person

BLACKSTONE FAMILY INVESTMENT PARTNERSHIP V L.P.

By: Blackstone Management Associates V L.L.C., its General Partner

By:	/s/ Chinh E. Chu
Name: Chinh E. Chu
Title: Authorized Person

BLACKSTONE FAMILY INVESTMENT PARTNERSHIP V-A L.P.

By: Blackstone Management Associates V L.L.C., its General Partner

By:	/s/ Chinh E. Chu
Name: Chinh E. Chu
Title: Authorized Person

BLACKSTONE PARTICIPATION PARTNERSHIP V L.P.

By: Blackstone Management Associates V L.L.C., its General Partner

By:	/s/ Chinh E. Chu
Name: Chinh E. Chu
Title: Authorized Person

GRAND SLAM HOLDINGS, LLC

By:	/s/ Chinh E. Chu
Name: Chinh E. Chu
Title: President

ENCORE MEDICAL CORPORATION

By:	/s/ Harry L. Zimmerman
Name: Harry L. Zimmerman
Title: Executive Vice President and General Counsel

KENNETH W. DAVIDSON

/s/ Kenneth W. Davidson

PAUL D. CHAPMAN

/s/ Paul D. Chapman

PETER W. BAIRD

/s/ Peter W. Baird

HARRY L. ZIMMERMAN

/s/ Harry L. Zimmerman

WILLIAM W. BURKE

/s/ William W. Burke

JACK F. CAHILL

/s/ Jack F. Cahill

SCOTT A. KLOSTERMAN

/s/ Scott A. Klosterman

BRIAN T. ENNIS

/s/ Brian T. Ennis

Annex I

FORM OF CONSENT OF SPOUSE1

Reference is made to the Management Stockholders Agreement, signed by                                                          (the “Management Stockholder”) and dated as of November 3, 2006 (the “Agreement”), among Encore Medical Corporation, a Delaware corporation, the Sponsors, Holdco and the other parties listed on the signature pages thereto, as the same may be subsequently modified, supplemented or amended in accordance with its terms.  Capitalized terms used but not otherwise defined herein will have the meanings set forth in the Agreement.

The undersigned is the spouse of the Management Stockholder and hereby acknowledges that s/he has read the attached Agreement and knows its content.  The undersigned is aware that, by its provisions, his or her spouse agrees to sell all or a portion of his or her Shares, whether now owned or later acquired through the exercise of stock options or otherwise, including his or her community property interest therein, if any, upon the occurrence of certain events.  The undersigned hereby consents to the sale, approves the provisions of the Agreement, and agrees that those Shares and his or her interest in them, if any, are subject to the provisions of the Agreement and that s/he will take no action at any time to hinder operation of the Agreement on those securities or his or her interest, if any, in them, and, to the extent required, will take any further action that is necessary to effectuate the provisions of the Agreement.

Name:

1                                          We expect every Management Stockholder who is resident of one of the community property states (Arizona, California, Idaho, Louisiana, Nevada, New Mexico, Texas, Washington and Wisconsin) to have his or her spouse, if any, execute and deliver this consent as of the date of the Management Stockholders Agreement, or, if later, the date such Management Stockholder becomes a party to the Management Stockholders Agreement.

Annex II

FORM OF ACKNOWLEDGMENT AND AGREEMENT

The undersigned wishes to receive from [                    ] (“Transferor”) [certain shares or certain options, warrants or other rights to purchase] [                ] shares, par value $0.01 per share, of common stock (the “Shares”) of Encore Medical Corporation, a Delaware corporation (the “Company”).

The Shares are subject to the Management Stockholders Agreement, dated as of November 3, 2006 (the “Agreement”), among the Company, the Sponsors, Holdco and the other parties listed on the signature pages thereto.  The undersigned has been given a copy of the Agreement and afforded ample opportunity to read and to have counsel review it, and the undersigned is thoroughly familiar with its terms and conditions.

Pursuant to the terms of the Agreement, the Transferor is prohibited from transferring such Shares and the Company is prohibited from registering the transfer of the Shares unless and until a transfer is made in accordance with the terms and conditions of the Agreement and the recipient of such Shares acknowledges the terms and conditions of the Agreement and agrees to be bound thereby.

The undersigned wishes to receive such Shares and have the Company register the transfer of such Shares.

In consideration of the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and to induce the Transferor to transfer such Shares to the undersigned and the Company to register such transfer, the undersigned does hereby acknowledge and agree that (i) he or she has been given a copy of the Agreement and afforded ample opportunity to read and to have counsel review it, and the undersigned is thoroughly familiar with its terms, (ii) the Shares are subject to the terms and conditions set forth in the Agreement and (iii) the undersigned does hereby agree fully to be bound thereby as a “Management Stockholder” under the Agreement and hereby makes the representations and warranties set forth therein (except to the extent that such representations do not, by their nature, apply to the undersigned), including those set forth in Section 2(d) thereof.

Name:

This                    day of                     ,             .